Exhibit 2
                         Power of Attorney

           Each of the undersigned hereby authorizes Horst
Kukwa-Lemmerz to sign and cause to be filed on behalf of the undersigned the Statement on Schedule 13D and any and all amendments thereto with respect to the shares of Common Stock of Hayes Wheels International, Inc.

Date:  August 1, 1997

                                    /s/ Renate Kukwa-Lemmerz
                                    ---------------------------------
                                    Renate Kukwa-Lemmerz


                                    /s/ Inge Kruger-Pressl
                                    ---------------------------------
                                    Inge Kruger-Pressl


                                     /s/ Marianne Lemmerz
                                    ---------------------------------
                                    Marianne Lemmerz


                       Page 17 of 32 Pages